                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[X] Preliminary Proxy Statement

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                       JONES CABLE INCOME FUND 1-A, LTD.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies: Limited Partnership Interests
    (2) Aggregate number of securities to which transaction applies: 17,000
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Pursuant to Rule 0-11(c)(2), the transaction valuation is based upon the $11,750,000 sales price that is to be paid to the Registrant in connection with the sale of the Registrant's cable television system, the transaction that is a subject of the proxy solicitation.
    (4) Proposed maximum aggregate value of the transaction to the Registrant:
        $11,750,000
    (5) Total fee paid: $2,350

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

Notes:

                            [JONES INTERCABLE LOGO]

                           9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

  NOTICE OF VOTE OF THE LIMITED PARTNERS OF JONES CABLE INCOME FUND 1-A, LTD.

To the Limited Partners of Jones Cable Income Fund 1-A, Ltd.:

  A special vote of the limited partners of Jones Cable Income Fund 1-A, Ltd. (the "Partnership") is being conducted through the mails on behalf of the Partnership by Jones Intercable, Inc., the general partner of the Partnership, for the purpose of obtaining limited partner approval of the sale, to an unaffiliated third party, of the Partnership's cable television systems serving the communities of Owatonna and Glencoe, Minnesota (the "Owatonna/Glencoe System") for $11,750,000 in cash, subject to customary working capital closing adjustments that may have the effect of increasing or decreasing the sales price by a non-material amount. Information relating to these matters is set forth in the accompanying Proxy Statement.

  If the limited partners approve the proposed sale and if the transaction is closed, the Partnership will repay all of the amounts borrowed under its credit facility and capital lease obligations, pay certain fees and expenses of the transaction, including a brokerage fee to an affiliate of the general partner, pay deferred cash flow distributions to the general partner and deposit funds into an indemnity escrow account, and then the net sale proceeds will be distributed by the Partnership to its partners of record as of the closing date of the sale of the Owatonna/Glencoe System. Because distributions to be made on the sale of the Owatonna/Glencoe System together with all prior distributions made by the Partnership will exceed the amounts originally contributed to the Partnership by the limited partners plus the limited partners' liquidation preference, Jones Intercable, Inc. will receive a general partner distribution on the sale of the Owatonna/Glencoe System. Based upon financial information as of March 31, 1998, the limited partners as a group will receive $5,628,750 and Jones Intercable, Inc. will receive $1,876,250 of the net sale proceeds. This distribution will provide the Partnership's limited partners with a return of $331 for each $500 limited partnership interest, or $662 for each $1,000 invested in the Partnership. Distributions will be net of Minnesota non-resident withholding tax, if applicable, and distribution checks will be issued to limited partners' account registration or payment instruction of record.

  Once the Partnership has completed the distribution of the net proceeds from the sale of the Owatonna/Glencoe System, limited partners of the Partnership will have received a total of $1,107.50 for each $500 limited partnership interest, or $2,215 for each $1,000 invested in the Partnership, taking into account the prior distributions to limited partners from the Partnership's operating cash flow and from the net proceeds of a prior cable television system sale. After the closing of the sale of the Owatonna/Glencoe System and the distribution of the net sale proceeds, including the amounts, if any, remaining 90 days after closing in an indemnity escrow account, the Partnership will be liquidated and dissolved, most likely in early 1999.

  Only limited partners of record at the close of business on July 31, 1998 are entitled to notice of, and to participate in, this vote of limited partners. It is very important that all limited partners participate in the voting. The ability of the Partnership to complete the transaction discussed in the Proxy Statement and the Partnership's ability to make a distribution to its partners of the net proceeds of the sale of the Owatonna/Glencoe System are dependent upon the approval of the transaction by the holders of a majority of the Partnership's limited partnership interests.

  The proposal that is the subject of this proxy solicitation will be adopted only if approved by the holders of a majority of the limited partnership interests. Each limited partnership interest entitles the holder thereof to one vote on the proposal. Because the Partnership's limited partnership agreement (the "Partnership Agreement") provides that the proposal will be adopted only if approved by the holders of a majority of the limited partnership interests, abstentions and non-votes will be treated as votes against the proposal. A properly executed proxy returned to the general partner on which a limited partner does not mark a vote will be counted as a vote for the proposed sale of the Owatonna/Glencoe System. Because limited partners do not have dissenters' or appraisal rights in connection with the proposed sale of the Owatonna/Glencoe System, if the holders of a majority of the limited partnership interests approve the proposal, all limited partners will receive a distribution of the net sale proceeds in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  Jones Intercable, Inc., as general partner of the Partnership, urges you to sign and return the enclosed proxy card as promptly as possible. The proxy card should be returned in the enclosed envelope.

                                          JONES INTERCABLE, INC.
                                          General Partner

                                          [SIGNATURE OF ELIZABETH STEELE]

                                          Elizabeth M. Steele
                                          Secretary

Dated: August 10, 1998

                       [LOGO OF JONES INTERCABLE, INC.]

                           9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

                                PROXY STATEMENT

                         VOTE OF THE LIMITED PARTNERS
                     OF JONES CABLE INCOME FUND 1-A, LTD.

  This Proxy Statement is being furnished in connection with the solicitation of the written consents of the limited partners of Jones Cable Income Fund 1-A, Ltd. (the "Partnership") by Jones Intercable, Inc., the general partner of the Partnership (the "General Partner"), on behalf of the Partnership, for the purpose of obtaining limited partner approval of the sale of the Partnership's cable television systems serving the communities of Owatonna and Glencoe, Minnesota (the "Owatonna/Glencoe System") for $11,750,000 in cash, subject to customary working capital closing adjustments that may have the effect of increasing or decreasing the sales price by a non-material amount, to Bresnan Communications Company Limited Partnership ("Bresnan"). Bresnan is not affiliated with the Partnership or with the General Partner.

  The Board of Directors has approved the transaction and the General Partner recommends that the holders of the Partnership's limited partnership interests approve the transaction.

  Proxies in the form enclosed, properly executed and duly returned, will be voted in accordance with the instructions thereon. Limited partners are urged to sign and return the enclosed proxy as promptly as possible. Proxies cannot be revoked except by delivery of a proxy dated as of a later date. Officers and other employees of the General Partner may solicit proxies by mail, by fax, by telephone or by personal interview. The deadline for the receipt of proxy votes is September 15, 1998, unless extended, but the vote of the Partnership's limited partners will be deemed to be concluded on the date, at least 20 business days from the date the proxy materials are sent to limited partners, that the General Partner, on behalf of the Partnership, is in receipt of proxies executed by the holders of a majority of the limited partnership interests either consenting to or disapproving of the proposed transaction. The General Partner may extend the deadline for receipt of proxy votes if a majority of the limited partners fail to express an opinion on the transaction by September 15, 1998. If the General Partner extends the deadline for receipt of proxy votes, the limited partners will be informed by mail of the reason for the extension and the new deadline. The cost of the proxy solicitation will be paid by the Partnership.

  The Partnership has only one class of limited partners and no limited partner has a right of priority over any other limited partner. The participation of the limited partners is divided into limited partnership interests and each limited partner owns one limited partnership interest for each $500 of capital contributed to the Partnership.

  As of June 30, 1998, the Partnership had 17,000 limited partnership interests outstanding, held by 942 persons. There is no established trading market for such interests. To the best of the General Partner's knowledge, no person or group of persons beneficially own more than five percent of the limited partnership interests. During the past several years, Madison Partnership Liquidity Investors 30, LLC and Smithtown Bay, LLC, two firms unaffiliated with the Partnership, the General Partner and each other, conducted tender offers for interests in the Partnership. As of June 30, 1998, Madison Partnership Liquidity Investors 30, LLC and its affiliates owned 591 limited partnership interests, or 3.5 percent of the Partnership's limited partnership interests.

As of such date, Smithtown Bay, LLC and its affiliates owned 194 interests, or
1.1 percent of the Partnership's limited partnership interests. Pursuant to the terms of agreements between the Partnership and the General Partner and such firms, all of the limited partnership interests held by these firms will be voted in the same manner as the majority of all other limited partners who vote on the proposed transaction. Thus, for example, if the limited partnership interests voted in favor of the proposed transaction constitute a majority of all limited partnership interests voted but not a majority of all limited partnership interests, these firms will be required to vote their limited partnership interests in favor of the transaction, and in such event the votes of these firms could be sufficient to cause the proposed transaction to be approved by a majority of all limited partnership interests, which is the vote necessary to cause the proposed transaction to be approved. The General Partner owns no limited partnership interests. The officers and directors of the General Partner also own no limited partnership interests. Only limited partners of record at the close of business on July 31, 1998 will be entitled to notice of, and to participate in, the vote.

  Upon the consummation of the proposed sale of the Owatonna/Glencoe System, the Partnership will repay all of the $3,217,500 borrowed under its credit facility and capital lease obligations totalling $69,109, leaving the Partnership with no debt outstanding, pay certain fees and expenses of the transaction, including a brokerage fee of 2.5 percent of the sales price, or $293,750, to The Jones Group, Ltd., a subsidiary of the General Partner, pay the General Partner deferred cash flow distributions totaling $87,867, settle working capital adjustments and deposit $600,000 into an indemnity escrow account, and then the $7,505,000 of net sale proceeds will be distributed to the Partnership's partners of record as of the closing date of the sale. Because distributions to be made on the sale of the Owatonna/Glencoe System together with all prior distributions made by the Partnership from the Partnership's operating cash flow and from the net proceeds of a prior cable television system sale will exceed the amounts originally contributed to the Partnership by the limited partners plus the limited partners' liquidation preference, the General Partner will receive a general partner distribution on the sale of the Owatonna/Glencoe system. Based upon financial information as of March 31, 1998, the limited partners as a group will receive $5,628,750 and the General Partner will receive $1,876,250 of the net sale proceeds. This distribution will provide the Partnership's limited partners with a return of $331 for each $500 limited partnership interest, or $662 for each $1,000 invested in the Partnership. Distributions will be net of Minnesota non-resident withholding tax, if applicable, and distribution checks will be issued to limited partners' account registration or payment instruction of record.

  Once the Partnership has completed the distribution of the net proceeds from the sale of the Owatonna/Glencoe System, limited partners of the Partnership will have received a total of $1,107.50 for each $500 limited partnership interest, or $2,215 for each $1,000 invested in the Partnership, taking into account the prior distributions to limited partners from the Partnership's operating cash flow and from the net proceeds of a prior cable television system sale.

  Limited partners should note that there are certain federal and state income tax consequences of the proposed transactions. These consequences are outlined herein under the caption "Federal and State Income Tax Consequences."

  As of the date of this Proxy Statement, the Partnership's only asset is the Owatonna/Glencoe System. After the sale of the Owatonna/Glencoe System by the Partnership, and after the termination of the indemnity escrow period in early 1999, the Partnership will be liquidated and dissolved. The Partnership will continue to be a public entity subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the Owatonna/Glencoe System is sold. The Partnership will cease to be subject to the informational reporting requirements of the Exchange Act only after the Partnership is liquidated and dissolved, most likely in early 1999.

  The proposal that is the subject of this proxy solicitation will be adopted only if approved by the holders of a majority of the limited partnership interests. Each limited partnership interest entitles the holder thereof to one vote on the proposal. Because the Partnership's limited partnership agreement (the "Partnership Agreement") provides that the proposal will be adopted only if approved by the holders of a majority of the limited partnership interests, abstentions and non-votes will be treated as votes against the proposal. A properly executed proxy returned to the General Partner on which a limited partner does not mark a vote will be counted as a vote for the proposed sale of the Owatonna/Glencoe System. Because limited partners do not have dissenters' or appraisal rights in connection with the proposed sale of the Owatonna/Glencoe System, if the holders of a majority of the limited partnership interests approve the proposal, all limited partners will receive distributions of the net sale proceeds in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  The Board of Directors of the General Partner has approved the proposed sale of the Owatonna/Glencoe System and the General Partner recommends approval of the transaction by the holders of the Partnership's limited partnership interests.

  The approximate date on which this Proxy Statement and Form of Proxy are being sent to limited partners is August 10, 1998.

                            PARTNERSHIP INFORMATION

THE PARTNERSHIP'S INVESTMENT OBJECTIVES

  The Partnership was formed to acquire, develop, operate and, ultimately, sell cable television systems. The primary objectives of the Partnership have been to obtain long-term capital appreciation in the value of the Partnership's cable television properties and to generate a positive cash flow to permit cash returns in the form of regular quarterly distributions to limited partners. It was contemplated from the outset of the Partnership's existence that capital appreciation in Partnership cable television properties would be converted to cash by a sale of such properties at such time as the General Partner determined that the Partnership's investment objectives had substantially been achieved and after a holding period of approximately eight to ten years.

  Sales of the Partnership's limited partnership interests commenced in January 1986 and the Partnership was formed on June 17, 1986 when subscriptions for the minimum offering amount were received. Sales of limited partnership interests closed on July 16, 1986 with 17,000 limited partnership interests sold, for total proceeds of $8,500,000. The Partnership acquired the Owatonna/Glencoe System for $2,660,900 on July 31, 1986. The Partnership also acquired the cable television system serving Milwaukie, Oregon (the "Milwaukie System") on July 31, 1986 for $4,497,600. The Milwaukie System was sold in March 1997 to an unaffiliated cable system operator for a sales price of $8,200,000. A portion of the sale proceeds, $3,200,000, was used to reduce Partnership debt, and the Partnership paid a $205,000 brokerage fee to The Jones Group, Ltd., a subsidiary of the General Partner, and the remainder of the sale proceeds, $4,505,000, was distributed to the limited partners of the Partnership in April 1997. The distribution of the net proceeds from the sale of the Milwaukie System resulted in the Partnership's limited partners receiving a return of $265 for each $500 limited partnership interest, or $530 for each $1,000 invested in the Partnership. No vote of the limited partners of the Partnership was required in connection with the sale of the Milwaukie System because the assets of the Milwaukie System did not constitute all or substantially all of the Partnership's assets.

  A primary objective of the Partnership has been to provide quarterly cash distributions to the limited partners from cash flow from the Partnership's cable television systems' operations remaining after principal and interest payments and the creation of any reserves necessary for the operation of the Partnership. Quarterly cash distributions were paid to the limited partners through the final quarter of 1997 but, due to the announced sale of the Owatonna/Glencoe System, which is the Partnership's only remaining asset, the Partnership does not expect to pay any additional cash flow distributions during the remaining term of the Partnership. The operating cash flow of the Owatonna/Glencoe System generated during 1998 will be distributed 99 percent to the limited partners and 1 percent to the General Partner together with the partners' respective shares of the net proceeds of the sale of the Owatonna/Glencoe System. From the Partnership's inception to date, limited partners have received distributions from operating cash flow of the Partnership totaling $8,699,000, or $511.50 for each $500 limited partnership interest, or $1,023 for each $1,000 invested in the Partnership.

  Because the distributions made from the net proceeds of the sale of the Milwaukie System together will prior distributions from operating cash flow did not total the amounts originally contributed to the Partnership by the limited partners plus the limited partners' liquidation preference, the General Partner did not receive any general partner distribution on the sale of the Milwaukie System. Although the Partnership Agreement provides that any distributions made from the cash flow of the Partnership will be allocated 99 percent to the limited partners and 1 percent to the General Partner, early in the life of the Partnership the General Partner agreed to defer its portion of distributions from the Partnership's operating cash flow until the Partnership is liquidated. The Partnership will pay the General Partner its deferred cash flow distributions totaling $87,867 from the proceeds of the sale of the Owatonna/Glencoe System. And, because distributions to be made on the sale of the Owatonna/Glencoe System together with all prior distributions made by the Partnership will exceed the amounts originally contributed to the Partnership by the limited partners plus the limited partners' liquidation preference, the General Partner also will receive a general partner distribution totaling $1,876,250 from the Owatonna/Glencoe System's net sale proceeds.

  Based upon disclosures made to prospective investors about the Partnership's investment objectives in the Jones Cable Income Fund Limited Partnership Program prospectus and accompanying sales brochure, investors in the Partnership reasonably could have anticipated that the Partnership's investment objectives would be achieved and its assets liquidated after a holding period of approximately eight to ten years. Due to the uncertain and then adverse regulatory environment that developed in the early 1990's for the cable television industry, the resulting decline in the prices for cable television systems and the subsequent inactivity in the cable television system marketplace, the General Partner determined that it would be prudent to delay the sale of the Owatonna/Glencoe System until market conditions improved, and as a result, the Owatonna/Glencoe System has been held by the Partnership for 12 years.

  The purpose of the sale of the Owatonna/Glencoe System, from the Partnership's perspective, is to obtain the Partnership's primary investment objective with respect to the Owatonna/Glencoe System, i.e., to convert the Partnership's capital appreciation in the Owatonna/Glencoe System to cash. The sale proceeds will be used to repay all of the Partnership's debts and pay certain fees and expenses of the transaction, including a brokerage fee of 2.5 percent of the sales price, or $293,750, to The Jones Group, Ltd., a subsidiary of the General Partner, pay the General Partner deferred cash flow distributions totaling $87,867 and settle working capital adjustments, and $600,000 of the sale proceeds will be deposited in a 90-day indemnity escrow account. The remaining sale proceeds will be distributed to the limited partners of the Partnership in accordance with the distribution procedures established by the Partnership Agreement. The sale of the Owatonna/Glencoe System is thus the necessary final step in the Partnership's accomplishment of its investment objectives with respect to the Owatonna/Glencoe System.

  All distributions of the Partnership from the proceeds of the sales of cable television systems are to be distributed 100 percent to the limited partners until the limited partners receive an amount equal to 100 percent of their initial capital contributions, as reduced by all prior distributions other than distributions from cash flow, plus a 10 percent preferential return (the "liquidation preference"), and thereafter all such distributions are to be shared 75 percent to the limited partners and 25 percent to the General Partner. With the distributions to be made on the sale of the Owatonna/Glencoe System, the limited partners of the Partnership will have received distributions in an amount equal to their initial capital contributions plus the 10 percent liquidation preference from the distributions made from the Milwaukie System's sale proceeds and the Owatonna/Glencoe System's sale proceeds, and thus the sharing arrangement between the limited partners and the General Partner will be triggered upon the distribution of the net proceeds from the Owatonna/Glencoe System's sale. Based upon financial information as of March 31, 1998, the limited partners as a group will receive $5,628,750 and the General Partner will receive $1,876,250 of the Owatonna/Glencoe System's net sale proceeds. This distribution will provide the Partnership's limited partners with an approximate return of $331 for each $500 limited partnership interest, or $662 for each $1,000 invested in the Partnership. Taking into account the distributions to limited partners from the Partnership's operating cash flow, from the net proceeds of the sale of the Milwaukie System and from the net proceeds of the sale of the Owatonna/Glencoe System, the limited partners of the Partnership will have received a total return of $1,107.50 for each $500 limited partnership interest, or $2,215 for each $1,000 invested in the Partnership by the time of the Partnership's liquidation and dissolution.

VOTING PROVISION OF THE PARTNERSHIP AGREEMENT

  Section 2.2(k) of the Partnership Agreement provides that the sale of all or substantially all of the Partnership's assets is subject to the approval of the holders of a majority of the Partnership's limited partnership interests. Because the Owatonna/Glencoe System is the Partnership's sole remaining asset, the proposed sale of the Owatonna/Glencoe System is being submitted for limited partner approval.

                      SALE OF THE OWATONNA/GLENCOE SYSTEM

GENERAL

  Pursuant to the terms and conditions of an Asset Purchase Agreement dated as of April 10, 1998 (the "Agreement") by and between the Partnership and Bresnan, the Partnership has agreed to sell the Owatonna/Glencoe System to Bresnan for a sales price of $11,750,000, subject to customary working capital closing adjustments that may have the effect of increasing or decreasing the sales price by a non-material amount. Bresnan is a Michigan limited partnership headquartered at 709 Westchester Avenue, White Plains, New York, 10604. Bresnan is not affiliated with the Partnership or with the General Partner. The Partnership has been informed that Bresnan intends to finance its acquisition of the Owatonna/Glencoe System through cash on hand and borrowings.

THE CLOSING

  The closing of the sale is scheduled to occur in September or October 1998. Because the closing is conditioned upon, among other things, the approval of the limited partners of the Partnership and the receipt of material third party consents necessary for the transfer of the Owatonna/Glencoe System to Bresnan, there can be no assurance that the proposed sale will occur. The Agreement may be terminated by either the Partnership or Bresnan if the closing is not consummated on or before October 31, 1998.

THE OWATONNA/GLENCOE SYSTEM

  The Owatonna/Glencoe System was acquired by the Partnership in July 1986 for a purchase price of $2,660,900. At acquisition, the Owatonna/Glencoe System consisted of cable plant passing approximately 8,980 homes and serving approximately 5,175 basic subscribers. At December 31, 1997, the Owatonna/Glencoe System consisted of approximately 138 miles of cable plant passing approximately 12,000 homes and serving approximately 8,530 basic subscribers. During the 12 year holding period, the Partnership used approximately $5,280,000 in capital expenditures to expand and/or upgrade the cable plant of the Owatonna/Glencoe System. The Owatonna/Glencoe System's basic penetration rate is approximately 71 percent. As of December 31, 1997, the system had annual revenue of $3,186,800 and annual cash flow of $1,357,000. Management of the General Partner projects that 1998 annual revenue will be $3,385,900 and that 1998 annual cash flow will be $1,384,500. The $11,750,000 sales price therefore represents 8.7 times 1997's cash flow and 8.5 times 1998's projected cash flow. The $11,750,000 sales price represents a sales price per basic subscriber of $1,377.

  Bresnan will purchase all of the tangible assets of the Owatonna/Glencoe System that are leased or owned by the Partnership and used in the operation of the system, including the system's real estate, vehicles, headend equipment, underground and aboveground cable distribution systems, towers, earth satellite receive stations and furniture and fixtures. Bresnan also will acquire certain of the intangible assets of the system, including all of the franchises, leases, agreements, permits, licenses and other contracts and contract rights necessary for the operation of the system. Also included in the sale are the subscriber accounts receivable of the system and all of the system's records, files, schematics, maps, reports, promotional graphics, marketing materials, and reports filed with federal, state and local regulatory agencies. The foregoing notwithstanding, certain of the system's assets will be retained by the Partnership, including cash or cash equivalents on hand and in banks, insurance policies and any federal, state or local income or other tax refunds to which the Partnership may be entitled.

SALES PRICE

  Subject to the closing adjustments described below, the sales price for the Owatonna/Glencoe System is $11,750,000. The Agreement provides for customary closing adjustments that may either increase or decrease the sales price by a non-material amount. Bresnan also will pay to the Partnership 100 percent of the face amount of all accounts receivable (other than from advertising sales) that are current or 30 days or less past due as of the closing date plus 80 percent of the face amount of all accounts receivable (other than from advertising sales) that are between 31 and 60 days past due as of the closing date, plus 100 percent of the face amount of all direct-billed advertising accounts receivable that are current or 60 days or less past due as of closing date, plus 50 percent of the face amount of all direct-billed advertising accounts receivable that are between 61 and 90 days past due as of the closing date, plus 100 percent of the face amount of all agency advertising accounts receivable that are current or 90 days or less past due as of the closing date, plus 50 percent of all agency advertising accounts receivable that are between 91 and 120 days past due as of the closing date; provided, that the Partnership will not receive credit for any accounts receivable (a) any portion of which is 60 days or more past due as of the closing date (other than accounts receivable from advertising sales), (b) from subscribers whose accounts are inactive or whose service is pending disconnection for any reason as of the closing date or (c) resulting from advertising sales any portion of which is 120 days or more past due as of the closing date.

  Bresnan's account will be credited for the amount of all advance payments to, or funds of third parties on deposit with, the Partnership as of the closing date relating to the Owatonna/Glencoe System, including advance payments and deposits by subscribers served by the system for converters, encoders, decoders, cable television service and related sales, and the liability therefor will be assumed by Bresnan. Adjustments to the sales price on a pro rata basis as of the closing date will be made for all prepaid expenses (but only to the extent that the full benefit thereof will be realized by Bresnan within 12 months after the closing date), accrued expenses (including real and personal property taxes and the economic value of all accrued vacation time permitted by Bresnan's policies to be taken after the closing date by the employees of the Owatonna/Glencoe System hired by Bresnan), prepaid income, subscriber prepayments and accounts receivable relating to the system, all as determined in accordance with GAAP consistently applied and to reflect the principal that all expenses and income attributable to the Owatonna/Glencoe System for the period prior to the closing date are for the account of the Partnership and all expenses and income attributable to the Owatonna/Glencoe System for the period on and after the closing date are for the account of Bresnan.

  If the number of basic equivalent subscribers delivered to Bresnan at closing is less than 8,440, the purchase price will be reduced by an amount equal to $1,392 multiplied by the number by which the number of basic equivalent subscribers is less than 8,440. The Partnership will not have an obligation to close the sale if the sales price would be reduced pursuant to this adjustment by an amount greater than $403,680.

  The General Partner believes that these closing adjustments will neither increase nor decrease the purchase price by a material amount. Please see Note 3 of the Notes to Unaudited Pro Forma Financial Statements for a detailed accounting of the General Partner's current best estimate of the anticipated closing adjustments.

CONDITIONS TO THE CLOSING OF THE SALE

  The obligations of Bresnan to consummate the closing are subject to the satisfaction or waiver of certain customary conditions, including the following conditions: (a) the representations and warranties of the Partnership in the Agreement shall be true and accurate in all material respects at and as of the closing date with the same effect as if made at and as of the closing date; (b) the Partnership shall have performed in all material respects all obligations and agreements and shall have complied with all covenants in the Agreement or in any related document to be performed or complied with by it at or before closing; (c) no action, suit or proceeding is pending or threatened by or before any governmental authority and no legal requirement has been enacted, promulgated or issued or become or deemed applicable to any of the transactions contemplated by the Agreement by any governmental authority which would prohibit Bresnan's ownership or operation of all or a material portion of the Owatonna/Glencoe System, which would compel Bresnan to dispose of or hold separate all or a material portion of the system, which would, if determined adversely to Bresnan's interest, materially impair the ability of Bresnan to realize the benefits of the transactions contemplated by the Agreement (including the ability of Bresnan to acquire the Owatonna/Glencoe System pursuant to a like-kind exchange under Section 1031 of the Internal Revenue Code) or have a material adverse effect on Bresnan's right to exercise full rights of ownership of the system or which would prevent or make illegal the consummation of any transactions contemplated by the Agreement, (d) Bresnan shall have received an opinion of the general counsel of the General Partner addressed to Bresnan and dated as of the closing date in form and substance reasonably satisfactory to Bresnan; (e) all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") applicable to the Agreement or the transactions contemplated thereby shall have expired or been terminated; (f) the Partnership shall have delivered to Bresnan all material consents to the transfer of the assets of the Owatonna/Glencoe System from the Partnership to Bresnan and shall have timely issued all notifications necessary for such transfer; (g) each of the system's cable television franchises shall either be extended for a term of not less than three years or renewed for a term of not less than five years on terms that are customary for renewals of similarly situated franchises of the same duration in rural communities of a similar size in the State of Minnesota; (h) Bresnan shall be satisfied that there are no environmental conditions with respect to the assets of the Owatonna/Glencoe System that could reasonably be expected to give rise to a material risk of liability; (i) the Owatonna/Glencoe System shall have no fewer than 8,150 basic equivalent subscribers as of the closing date; and (j) there shall have been no material adverse change in the assets or the financial condition, liabilities or operations of the Owatonna/Glencoe System.

  The obligations of the Partnership to consummate the closing are subject to the satisfaction or waiver of certain customary conditions, including the following conditions: (a) the representations and warranties of Bresnan in the Agreement shall be true and accurate in all material respects at and as of the closing date with the same effect as if made at and as of the closing date;
(b) Bresnan shall have performed in all material respects all obligations and agreements and shall have complied with all covenants in the Agreement or in any related document to be performed or complied with by it at or before closing; (c) no action, suit or proceeding is pending or threatened by or before any governmental authority and no legal requirement has been enacted, promulgated or issued or become or deemed applicable to any of the transactions contemplated by the Agreement by any governmental authority which would prohibit Bresnan's ownership or operation of all or a material portion of the Owatonna/Glencoe System, which would compel Bresnan to dispose of or hold separate all or a material portion of the system, which would, if determined adversely to Bresnan's interest, materially impair the ability of Bresnan to realize the benefits of the transactions contemplated by the Agreement (including the ability of Bresnan to acquire the Owatonna/Glencoe System pursuant to a like-kind exchange under Section 1031 of the Internal Revenue Code) or have a material adverse effect on Bresnan's right to exercise full rights of ownership of the system or which would prevent or make illegal the consummation of any transactions contemplated by the Agreement, (d) the Partnership shall have received an opinion of Bresnan's counsel dated as of the closing date in form and substance reasonably satisfactory to it; (e) all waiting periods under the HSR Act applicable to the Agreement or the transactions contemplated thereby shall have expired or been terminated; (f) the Agreement and the transactions contemplated thereby shall have been approved by the Partnership's limited partners; and (g) either the Owatonna/Glencoe System shall have no fewer than 8,150 basic subscribers as of the closing date or Bresnan shall agree to limit the sales price reduction due to a basic subscriber shortfall to $403,680.

  The Owatonna/Glencoe System is operated pursuant to four cable television franchises granted by the cities and townships of Owatonna and Glencoe, Minnesota, respectively. Each of the four franchising authorities has the right of first refusal to purchase that portion of the Owatonna/Glencoe System serving their communities upon the Owatonna/Glencoe System's sale. Each of the Partnership and Bresnan have requested that the franchising authorities waive these rights of first refusal and approve the sale of the system by the Partnership to Bresnan. It is currently anticipated that each of the franchising authorities will approve the transfers of the Owatonna/Glencoe System to Bresnan, but there can be no assurance that they will do so. Bresnan and the Partnership have agreed that if any one of the four franchising authorities exercises a right of first refusal to purchase that portion of the system serving the franchising authority's community, Bresnan shall have the right to terminate the Agreement without any further obligation to the Partnership.

INDEMNITY ESCROW

  For a period of 90 days following the closing date, $600,000 of the sale proceeds will remain in escrow as security for the Partnership's agreement to indemnify Bresnan under the Agreement. Pursuant to the terms of the Agreement, the Partnership has agreed to indemnify and hold Bresnan harmless from all losses resulting from or arising out of (i) any breach of any representation or warranty made by the Partnership in the Agreement or in the related documents delivered by the Partnership to Bresnan in connection with the closing of the sale of the Owatonna/Glencoe System, (ii) any breach of any covenant, agreement or obligation of the Partnership contained in the Agreement or in any of the related documents delivered by the Partnership to Bresnan in connection with the closing of the sale of the Owatonna/Glencoe System, (iii) any act or omission of the Partnership with respect to, or any event or circumstance related to, the ownership or operation of the Owatonna/Glencoe System or the conduct of its business, which act, omission, event or circumstance occurred or existed prior to or at the closing date, without regard to whether a claim with respect to such matter is asserted before or after the closing date, (iv) any liability or obligation relating to the Owatonna/Glencoe System not specifically assumed by Bresnan, (v) any title defect that the Partnership fails to eliminate as an exception from the title insurance commitment required to be provided to Bresnan at closing, (vi) any claim that the transactions contemplated by the Agreement violate the Workers Adjustment Retraining and Notification Act or any similar state or local law or any bulk transfer or fraudulent conveyance laws of any jurisdiction, (vii) the presence, generation, removal or transportation of a hazardous substance on or from any of the real property relating to the Owatonna/Glencoe System, including the costs of removal or cleanup of such hazardous substance and other compliance with the provisions of any environmental laws (whether before or after closing) or (viii) any rate refund ordered to be made by the Owatonna/Glencoe System by any governmental authority for periods prior to the closing date. In addition, the Partnership has agreed to indemnify Bresnan from and against all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing matters.

  The Partnership's primary exposure, if any, will relate to the representations and warranties made about the Owatonna/Glencoe System in the Agreement. The Partnership will not be liable for any claim for a breach of a representation or warranty unless and until the aggregate amount of all claims is at least $250,000; provided, however, that the Partnership shall be liable for all rate refunds ordered to be made by the Owatonna/Glencoe System by any governmental authority for periods prior to the closing date and for all federal, state or local taxes determined by any governmental authority to be owing for periods prior to the closing date regardless of whether the aggregate amount of such rate refunds and/or taxes equals or exceeds the threshold amount of $250,000. Bresnan will have the right to make claims against the indemnity escrow account and Bresnan must notify the Partnership of such claims. If the Partnership objects to the payment of any claims by the escrow agent, and if Bresnan and the Partnership are unable to agree on how the escrowed funds should be distributed, the escrow agent will be authorized to submit the dispute to arbitration.

  Any amounts remaining from this indemnity escrow account at the end of the 90-day period and not subject to a claim by Bresnan will be distributed to the partners of the Partnership. If the entire $600,000 escrow amount ultimately is distributed to partners, of which there can be no assurance, the limited partners as a group would receive 75 percent ($450,000) and the General Partner would receive 25 percent ($150,000) of this amount. The limited partners thus would receive $26 for each $500 limited partnership interest, or $52 for each $1,000 invested in the Partnership, from this portion of the sale proceeds. The Partnership will continue in existence at least until any amounts remaining from the indemnity escrow account have been distributed. If any disputes with respect to indemnification arise, the Partnership would not be dissolved until such disputes were resolved, which could result in the Partnership continuing in existence beyond 1999.

REASONS FOR THE TIMING OF THE SALE

  The decision to proceed with the sale of the Owatonna/Glencoe System at this time was based upon the General Partner's conclusion in 1997 that it would be in the Partnership's best interests to sell the Owatonna/Glencoe System now rather than at a later date. During the holding period, the Owatonna/Glencoe System has grown from serving approximately 5,175 basic subscribers to a system serving approximately 8,530 basic subscribers. At acquisition, the Owatonna/Glencoe System passed approximately 8,980 homes. The Owatonna/Glencoe System is expected to pass approximately 12,000 homes at closing.

  In accordance with the General Partner's decision in May 1997 that it was time for the Partnership to sell the Owatonna/Glencoe System, an information package describing the Owatonna/Glencoe System was prepared by The Jones Group, Ltd., the General Partner's cable system brokerage subsidiary. The Jones Group, Ltd. began marketing the Owatonna/Glencoe System for sale in July 1997. Representatives of The Jones Group, Ltd. contacted five unaffiliated cable television system operators to determine their interest in purchasing the Owatonna/Glencoe System. Of the five original prospects, three companies, Bresnan, Marcus Cable and Triax Telecommunications Company ("Triax"), requested system information packages, which were delivered to them by The Jones Group, Ltd. After reviewing the system information, both Triax and Bresnan separately made due diligence visits to the Owatonna/Glencoe System in August 1997. Triax first offered $11,000,000 for the system and Bresnan first offered $11,200,000 for the system. After consulting with management of the General Partner, representatives of The Jones Group, Ltd. informed both Triax and Bresnan that their offers for the Owatonna/Glencoe System were not sufficient. Triax increased its bid for the Owatonna/Glencoe System from $11,000,000 to $11,500,000. Bresnan increased its bid for the Owatonna/Glencoe System from $11,200,000 to $11,750,000. Management of the General Partner determined that accepting Bresnan's $11,750,000 offer for the Owatonna/Glencoe System was in the best interests of the Partnership and management of the General Partner instructed The Jones Group, Ltd. to accept the Bresnan offer on behalf of the Partnership. A definitive agreement was negotiated at arm's-length between the General Partner, representing the Partnership as seller, and Bresnan as buyer over a period of several months. The definitive asset purchase agreement was executed on April 10, 1998.

  The Partnership has a finite legal existence of 17 years, over 12 of which have passed. It was not intended or expected, however, that the Partnership would hold its cable systems for 17 years. Although it was not possible at the outset of the Partnership to determine precisely how quickly the investment objectives with respect to any particular system would be achieved, investors were informed that past experience with prior partnerships had shown that five to seven years was the average length of time from the acquisition of a cable system to its sale. Investors in the Partnership also were able to examine the track record of prior partnerships because such track record was set forth in the prospectus delivered in connection with the Partnership's initial public offering. At the time of the formation of the Partnership, the track record showed that prior partnerships had rarely held their cable systems for any longer than six years. The Partnership had somewhat different investment objectives from most of the General Partner's prior partnerships, however, in that it sought to provide both current distributions and capital appreciation in its cable systems. The expected holding period for the Partnership's systems was therefore eight to ten years.

  When investing in the Partnership, by virtue of the provisions of Section 2.2(k) of the Partnership Agreement, the limited partners vested in the General Partner the right and responsibility to determine when the Partnership's investment objectives had been achieved. The Owatonna/Glencoe System was acquired by the Partnership in July 1986 because, in the opinion of the General Partner at the time of the Owatonna/Glencoe System's acquisition, the system had the potential for capital appreciation within a reasonable period of time. It is the General Partner's opinion that during the 12 years that the Owatonna/Glencoe System has been held by the Partnership, the Partnership's investment objectives with respect to the system have been achieved. The General Partner determined that now rather than later was the appropriate time for the Partnership to sell the system. The General Partner used no specific benchmarks or measurement tools in determining that now was the time for the Partnership to sell the system. The General Partner conducted a subjective evaluation of a variety of factors, including the length of the holding period and the prospects for future growth of the system as compared to the potential risks of a decline in the value of the system.

  In evaluating whether now was the time for the Partnership to sell the Owatonna/Glencoe System, the General Partner generally considered the benefits to the limited partners that might be derived by the Partnership's holding the system for an additional period of time. The General Partner assumed that the system might continue to appreciate in value and, if so, the Owatonna/Glencoe System would be able to be sold for a greater sales price in the future. The General Partner weighed these assumptions against the potential risk to investors from a longer holding period, i.e., the risks that regulatory, technology and/or competitive developments could cause the system to decline in value, which could result in a lower sales price in the future. A longer holding period would expose investors to the risk that competition from direct broadcast satellite companies, telephone companies and/or neighboring cable companies could diminish the number of subscribers to the system's basic and premium services, thereby decreasing the value of the system. A longer holding period would expose investors to the risk that changes in the regulations promulgated by the governmental agencies that oversee cable operations could make cable systems a less desirable investment, thereby decreasing the value of the Owatonna/Glencoe System. The General Partner's decision to sell the system at this time was greatly influenced by the fact that the originally contemplated holding period has been exceeded.

RECOMMENDATION OF THE GENERAL PARTNER AND FAIRNESS OF THE PROPOSED SALE

  The General Partner believes that the Partnership's proposed sale of the Owatonna/Glencoe System to Bresnan on the terms and conditions of the Agreement and the proposed distribution of the net sale proceeds therefrom to the Partnership's partners are fair to all limited partners of the Partnership, and it recommends that the limited partners of the Partnership approve the Partnership's sale of the Owatonna/Glencoe System to Bresnan on the terms and conditions of the Agreement. In determining the fairness of the proposed transaction, the General Partner's officers and directors considered each of the following factors, all of which had a positive effect on the General Partner's fairness determination:

  (i) the limited partnership interests are at present illiquid and the cash to be distributed to limited partners as a result of the proposed sale of the Owatonna/Glencoe System will provide limited partners with liquidity;

  (ii) the sales price represents the fair market value of the Owatonna/Glencoe System because the sales price was determined in competitive bidding and through an arm's-length negotiation between the General Partner, representing the Partnership, and Bresnan, an unaffiliated entity;

  (iii) the Partnership has held the Owatonna/Glencoe System for 12 years;

  (iv) the conditions and prospects of the cable television industry in which the Partnership is engaged, including the competition and threat of competition from overbuilders, from DBS services and telephone companies, and the working capital and other financial needs of the Partnership if it were to continue to operate and upgrade the Owatonna/Glencoe System, a portion of which is scheduled for a significant rebuild as a condition to the renewal of the system's Owatonna franchises; and

  (v) the terms and conditions of the Agreement by and between the Partnership and Bresnan, including the fact that the sales price will be paid in cash and the fact that Bresnan's obligation to close is not contingent upon its ability to obtain financing.

  The General Partner's officers and directors reviewed the terms of the Agreement and the sales price and, based on their general knowledge of cable television system transactions undertaken by cable television companies, concluded that the sales price and other transaction terms were fair and were within industry norms for comparable transactions.

CERTAIN EFFECTS OF THE SALE

  Upon consummation of the sale of the Owatonna/Glencoe System, the proceeds of the sale will be used to repay all of the amounts borrowed under the Partnership's credit facility and capital lease obligations, pay certain fees and expenses of the transaction, including a brokerage fee to an affiliate of the General Partner, pay deferred cash flow distributions to the General Partner and $600,000 will be deposited into a 90-day indemnity escrow account and then the $7,505,000 of net sale proceeds will be distributed by the Partnership to its partners of record as of the closing date of the sale of the system pursuant to the terms of the Partnership Agreement. Based upon pro forma financial information as of March 31, 1998, and assuming an unadjusted sales price of $11,750,000, as a result of the sale of the Owatonna/Glencoe System, the limited partners of the Partnership, as a group, will receive $5,628,750 and the General Partner will receive a general partner distribution of $1,876,250. Limited partners will receive $331 for each $500 limited partnership interest, or $662 for each $1,000 invested in the Partnership.

  The limited partners will be subject to federal and state income tax on the income resulting from the sale of the Owatonna/Glencoe System. See the detailed information below under the caption "Federal and State Income Tax Consequences."

  After the sale of the Owatonna/Glencoe System and the distribution of the net proceeds therefrom, including the indemnity escrow amount, the Partnership will be liquidated and dissolved, most likely in early 1999.

  Neither Colorado law nor the Partnership Agreement afford dissenters' or appraisal rights to limited partners in connection with the Partnership's proposed sale of the Owatonna/Glencoe System. If the proposed transaction is approved by the holders of a majority of limited partnership interests, all limited partners of the Partnership will receive a distribution of the net sale proceeds in accordance with procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  It is anticipated that if the proposed transaction is not consummated, the General Partner's current management team will continue to manage the Owatonna/Glencoe System on behalf of the Partnership until such time as the Owatonna/Glencoe System can be sold. No other alternatives have been or currently are being considered.

                   FEDERAL AND STATE INCOME TAX CONSEQUENCES

  The purpose of the following discussion of the income tax consequences of the proposed transaction is to inform the limited partners of the 1998 federal and state income tax consequences to the Partnership and to its partners arising from the proposed sale of the Owatonna/Glencoe System. These tax consequences are expected to be incurred in 1998, the year in which the sale is expected to close. The tax information included herein was prepared by the tax department of the General Partner. The tax information is taken from tax data compiled by the General Partner in its role as the Partnerships's tax administrator and is not based upon the advice or formal opinion of counsel. The tax discussion that follows is merely intended to inform the limited partners of factual information and should not be considered tax advice.

PARTNERSHIP ALLOCATION OF GAIN FROM SALE

  Section 5.4 of the Partnership Agreement specifies that partnership distributions of cable television system net sale proceeds shall be allocated 100 percent to the limited partners until they have received a return of their initial capital contributions plus their 10 percent liquidation preference, and thereafter such distributions are to be made 75 percent to the limited partners and 25 percent to the General Partner. Due to prior cash distributions made to the limited partners, approximately all of the Owatonna/Glencoe System's net sale proceeds will be distributed 75 percent to the limited partners and 25 percent to the General Partner.

  The allocation of gain from the sale of the Owatonna/Glencoe System will follow the allocation of the cash distributions from the sale in accordance with Section 5.3 of the Partnership Agreement. The allocation of gain will be 100 percent to the limited partners to the extent of initial capital contributions plus the 10 percent liquidation preference, and thereafter 75 percent to the limited partners and 25 percent to the General Partner. This allocation follows the underlying economic gain of the partners and hence satisfies the "substantial economic effect" test enacted in Internal Revenue Code ("IRC") Section 704(b) regarding special partnership allocations.

  Application of the allocation provisions of Section 5.3 ensures that the limited partners' net sum of allocable partnership loss and income during the Partnership's life will equal the net economic gain realized from their investment in the Partnership. The estimated allocable limited partner income from the Owatonna/Glencoe System sale reported below incorporates the application of the special partnership allocation rules of Section 5.3.

PROJECTED 1998 TAX RESULTS

  By the expected date of the proposed system sale in 1998, most of the limited partners will have received certain tax benefits from their investment in the Partnership. Assuming maximum federal income tax rates and no other sources of passive income, original limited partners of the Partnership will have received $1,060,457 in tax benefits from Partnership losses ($125 per $1,000 invested). Tax benefits derived from allocable Partnership losses have been limited due to the passive loss limitation rules enacted in 1986.

  The sale of the Owatonna/Glencoe System will result in a gain for federal income tax purposes. The amount of this gain allocated to limited partners will be approximately $7,545,213. The General Partner estimates that $4,894,888 ($576 per $1,000 invested) of this gain will be treated as ordinary income. This amount of ordinary income results from the recapture of depreciation on business assets under IRC Section 1245. The General Partner estimates that the remainder of the gain, $2,650,325 ($312 per $1,000 invested), will be treated as long term capital gain under IRC Section 1231. It is anticipated that no passive loss carryforwards from the Partnership will be available to offset these gain allocations.

  Assuming the 31 percent rate applies to ordinary income and the 20 percent rate applies to long term capital gain income, as a result of the sale of the Owatonna/Glencoe System, a limited partner will be subject to federal income taxes of $241 per $1,000 invested in the Partnership. The taxable income will be recognized in the year of closing of the sale, which is expected to be 1998.

SYNDICATION COSTS

  Syndication costs represent sales commissions paid by limited partners on their purchase of their limited partnership interests and allocable costs associated in forming the Partnership. These costs were capitalized on the Partnership books and are reflected in the limited partners' capital account balance. Upon liquidation of the Partnership, the syndication costs cannot be deducted by the Partnership. However, these costs can be deducted by the limited partners as a long term capital loss under IRC Section 731. Limited partners will have an ending capital balance on their final Form 1065, Schedule K-1 which represents their allocable syndication costs. The Partnership has syndication costs of $1,168,750 ($138 per $1,000 invested) that will be deductible by limited partners in the Partnership's final tax year. Although the sale of the Owatonna/Glencoe System is expected to occur in 1998, it is anticipated that due to the 90-day escrow arrangement, the final Partnership tax year will be 1999. Syndication costs thus should be deductible by limited partners on their 1999 returns.

SECONDARY MARKET PURCHASERS

  Limited partners that have more recently acquired their partnership interests in the limited partnership secondary market and/or through limited tender offers will have allocable income from the Owatonna/Glencoe

System sale in the amounts reported above. Because the Partnership does not have an IRC Section 754 election in effect, the purchase of a limited partnership interest in the Partnership places the new investor in the same position as the limited partner from whom the interest was purchased.

  Recent investors will not have their net tax basis in their partnership interests reflected on their annual Schedule K-1. Such limited partners must track their tax basis by adjusting their original cost by allocable income or loss and partnership distributions. Their adjusted tax basis will be deductible as a long term capital loss under IRC Section 731 in a manner similar to the Partnership syndication costs discussed above.

TAX WITHHOLDING ON SALE PROCEEDS

  The sale of the Owatonna/Glencoe System will require limited partner reporting to the State of Minnesota. The General Partner is required by Minnesota state law to withhold 8.5 percent of each partner's allocable income occurring within Minnesota without consideration of loss carryforwards. This withholding requirement does not apply to tax exempt entities such as trusts and IRAs.

  Limited partners are required to file non-resident state tax returns to compute the appropriate state tax liability. Documentation of withheld taxes will be reported on state specified forms to limited partners in January 1999. Detailed Minnesota reporting instructions and blank forms will be provided to limited partners in their annual tax reporting package, which is mailed to limited partners in March 1999.

FEDERAL REPORTING BY TAX EXEMPT ENTITIES

  The 1998 sale of the Owatonna/Glencoe System will generate Unrelated Business Taxable Income (UBTI) to tax exempt entities, which will require the filing of Form 990-T. Although many trust administrators complete the required tax returns, responsibility for completion of the Form 990-T ultimately rests with the beneficiaries of trusts, IRAs and other tax exempt entities. Because this is an area in which there is variance of policy among trust administrators, each limited partner who is a beneficiary is advised to confirm with his or her trust administrator that this filing requirement will be fulfilled.

            CERTAIN INFORMATION ABOUT THE PARTNERSHIP, THE GENERAL
                   PARTNER AND THE PURCHASER OF THE SYSTEMS

  The principal executive offices of the Partnership and the General Partner are located at 9697 East Mineral Avenue, Englewood, Colorado 80112, and their telephone number is (303) 792-3111. The principal executive offices of Bresnan are located at 709 Westchester Avenue, White Plains, New York 10604.

  The limited partnership interests of the Partnership are registered pursuant to Section 12(g) of the Exchange Act. As such, the Partnership currently is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, is obligated to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Reports and other information filed by the Partnership can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the SEC: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a World Wide Web site that contains reports, proxy statements and information statements of registrants (including the Partnership) that file electronically with the SEC at http://www.sec.gov. The Partnership will continue to be subject to the informational reporting requirements of the Exchange Act after the sale of the Owatonna/Glencoe System. The Partnership will cease to be subject to the informational reporting requirements of the Exchange Act only after the Partnership is liquidated and dissolved, most likely in early 1999.

                         USE OF PROCEEDS FROM THE SALE

  The following is a brief summary of the Partnership's estimated use of the proceeds from the sale of the Owatonna/Glencoe System. All of the following selected financial information is based upon amounts as of March 31, 1998 and certain estimates of liabilities and the number of basic subscribers at closing. Final results may differ materially from these estimates. A more detailed discussion of the financial consequences of the sale of the system is set forth below under the captions "Unaudited Pro Forma Financial Information." All limited partners are encouraged to review carefully the unaudited pro forma financial statements and notes thereto.

  If the holders of a majority of limited partnership interests of the Partnership approve the proposed sale of the system and the transaction is closed, the Partnership will repay all of the amounts borrowed under its credit facility ($3,217,500) and capital lease obligations totaling $69,109, leaving the Partnership with no debt outstanding, pay certain fees and expenses of the transaction, including a brokerage fee of 2.5 percent of the sales price, or $293,750, to The Jones Group, Ltd., a subsidiary of the General Partner, pay the General Partner deferred cash flow distributions totaling $87,867, settle working capital adjustments and deposit $600,000 in a 90-day indemnity escrow account, and then the $7,505,000 of net sale proceeds will be distributed to the Partnership's partners of record as of the closing date of the sale of the system and pursuant to the terms of the Partnership Agreement. Because distributions to be made on the sale of the Owatonna/Glencoe System together with all prior distributions made by the Partnership from the Partnership's operating cash flow and from the net proceeds of a prior cable television system sale will exceed the amounts originally contributed to the Partnership by the limited partners plus the limited partners' liquidation preference, the General Partner will receive a general partner distribution on the sale of the Owatonna/Glencoe System. Based upon financial information as of March 31, 1998, the limited partners as a group will receive $5,628,750 and the General Partner will receive $1,876,250 of the net sale proceeds. This distribution will provide the Partnership's limited partners with a return of $331 for each $500 limited partnership interest, or $662 for each $1,000 invested in the Partnership. The estimated uses of the sale proceeds are as follows:

   Contract Sales Price of the Owatonna/Glencoe System...................    $11,750,000
   Add:   Cash on Hand Available for Distribution........................         89,013
   Less:  Repayment of Debt..............................................     (3,286,609)
          Estimated Net Closing Adjustments..............................        (65,787)
          Deferred Cash Flow Distributions to General Partner............        (87,867)
          Brokerage Fee..................................................       (293,750)
          Indemnity Escrow...............................................       (600,000)
                                                                             -----------
                Cash Available for Distribution by the Partnership to its
                 Partners................................................    $ 7,505,000
                                                                             ===========

  Based on financial information available at March 31, 1998, the following table presents the estimated results of the Partnership when the sale of the Owatonna/Glencoe System is completed:

   Dollar Amount Raised.............................................. $8,500,000
   Number of Cable Television Systems Purchased Directly.............        Two
   Date of Closing of Offering.......................................  July 1986

   Tax and Distribution Data per $1,000 of Limited Partnership
   Capital:
     Federal Income Tax Results
       Ordinary Income (Loss)
       --from operations............................................. $ (281)
       --from recapture.............................................. $  822
       Capital Gain (Loss)........................................... $  674
     Cash Distributions to Investors
       Source (on GAAP basis)
       --investment income........................................... $1,215
       --return of capital........................................... $1,000
       Source (on cash basis)
       --sales....................................................... $2,215

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                     OF JONES CABLE INCOME FUND 1-A, LTD.

  The following unaudited pro forma balance sheet assumes that as of March 31, 1998, the Partnership had sold the Owatonna/Glencoe System for $11,750,000. The following unaudited pro forma statements of operations assume that the Partnership had sold the Owatonna/Glencoe System for $11,750,000 and the Milwaukie System for $8,200,000 as of January 1, 1997. The funds available to the Partnership from the sale of the Owatonna/Glencoe System, adjusting for the estimated net closing adjustments of the sale, are expected to total $11,684,213. Such funds will be used to repay all of the amounts borrowed by the Partnership under its credit facility and outstanding capital lease obligations, pay certain fees and expenses of the transaction, including a brokerage fee to an affiliate of the General Partner, pay deferred cash flow distributions to the General Partner and make a $600,000 deposit into the indemnity escrow account, and the balance will be distributed to the Partnership's partners in accordance with the distribution provisions of the Partnership Agreement.

  The unaudited pro forma financial statements should be read in conjunction with the appropriate notes to the unaudited pro forma financial statements.

  ALL OF THE FOLLOWING UNAUDITED PRO FORMA FINANCIAL INFORMATION IS BASED UPON AMOUNTS AS OF MARCH 31, 1998 AND CERTAIN ESTIMATES OF LIABILITIES AT CLOSING. FINAL RESULTS MAY DIFFER FROM SUCH INFORMATION.

                       JONES CABLE INCOME FUND 1-A, LTD.

                       UNAUDITED PRO FORMA BALANCE SHEET
                                 MARCH 31, 1998

                                                         PRO FORMA   PRO FORMA
                                            AS REPORTED ADJUSTMENTS   BALANCE
                                            ----------- ------------ ----------
ASSETS
Cash and Cash Equivalents.................. $  747,108  $ 7,357,892  $8,105,000
Trade Receivables, net.....................    108,612     (108,612)        --
Investment in Cable Television Properties:
  Property, plant and equipment, net.......  2,881,918   (2,881,918)        --
  Franchise costs and other intangibles,
   net.....................................     12,683      (12,683)        --
                                            ----------  ------------ ----------
    Total investment in cable television
     properties............................  2,894,601   (2,894,601)        --
Deposits, Prepaid Expenses and Deferred
 Charges...................................    108,526     (108,526)        --
                                            ----------  ------------ ----------
    Total Assets........................... $3,858,847  $ 4,246,153  $8,105,000
                                            ==========  ============ ==========
LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
  Debt..................................... $3,286,609  $(3,286,609) $      --
  Trade accounts payable and accrued lia-
   bilities................................    245,710     (245,710)        --
  Subscriber prepayments...................     37,215      (37,215)        --
  Accrued distribution to limited part-
   ners....................................        --      5,628,750  5,628,750
  Accrued distribution to General Partner..        --      1,876,250  1,876,250
                                            ----------  ------------ ----------
    Total Liabilities......................  3,569,534     3,935,466  7,505,000
                                            ----------  ------------ ----------
Partners' Capital:
  General Partner..........................     75,747        74,253    150,000
  Limited Partners.........................    213,566       236,434    450,000
                                            ----------  ------------ ----------
    Total Partners' Capital................    289,313       310,687    600,000
                                            ----------  ------------ ----------
  Total Liabilities and Partners' Capital.. $3,858,847  $ 4,246,153  $8,105,000
                                            ==========  ============ ==========


   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited pro forma balance sheet.

                       JONES CABLE INCOME FUND 1-A, LTD.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                                            PRO FORMA  PRO FORMA
                                               AS REPORTED ADJUSTMENTS  BALANCE
                                               ----------- ----------- ---------
REVENUES.....................................   $834,033    $(834,033) $    --
COSTS AND EXPENSES:
  Operating Expenses ........................    483,415     (483,415)      --
  Management fees and allocated overhead from
   the General Partner.......................     93,495      (93,495)      --
  Depreciation and Amortization..............    146,171     (146,171)      --
                                                --------    ---------  --------
OPERATING INCOME.............................    110,952     (110,952)      --
                                                --------    ---------  --------
OTHER INCOME (EXPENSE):
  Interest expense ..........................    (58,505)      58,505       --
  Other, net.................................      5,879       (5,879)      --
                                                --------    ---------  --------
    Total other income (expense), net........    (52,626)      52,626       --
                                                --------    ---------  --------
NET INCOME...................................     58,326    $ (58,326)      --
                                                ========    =========  ========
NET INCOME PER LIMITED PARTNERSHIP INTEREST..   $   3.40               $    --
                                                ========               ========


   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited pro forma statement.

                       JONES CABLE INCOME FUND 1-A, LTD.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                          PRO FORMA   PRO FORMA
                                            AS REPORTED  ADJUSTMENTS   BALANCE
                                            -----------  -----------  ----------
REVENUES................................... $3,598,676   $(3,598,676) $      --
COSTS AND EXPENSES:
  Operating Expenses.......................  2,182,150    (2,182,150)        --
  Management fees and allocated overhead
   from
   the General Partner.....................    407,027      (407,027)        --
  Depreciation and Amortization............    684,748      (684,748)        --
                                            ----------   -----------  ----------
OPERATING INCOME...........................    324,751      (324,751)        --
                                            ----------   -----------  ----------
OTHER INCOME (EXPENSE):
  Interest expense.........................   (215,331)      215,331         --
  Gain on sale of cable television system..  6,684,781    (6,684,781)        --
  Other, net...............................   (254,854)      254,854         --
                                            ----------   -----------  ----------
    Total other income (expense), net......  6,214,596    (6,214,596)        --
                                            ----------   -----------  ----------
NET INCOME.................................  6,539,347   $(6,539,347)        --
                                            ==========   ===========  ==========
NET INCOME PER LIMITED PARTNERSHIP INTER-
 EST....................................... $   374.93                $      --
                                            ==========                ==========




   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited statement.

                       JONES CABLE INCOME FUND 1-A, LTD.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

  1) The unaudited pro forma balance sheet of the Partnership assumes that the Partnership had sold the Owatonna/Glencoe System for $11,750,000 as of March 31, 1998. The unaudited pro forma statements of operations of the Partnership assume that the Partnership had sold the Owatonna/Glencoe System for $11,750,000 and the Milwaukie System for $8,200,000 as of January 1, 1997.

  2) The Partnership will have $7,505,000 of net sale proceeds from the sale of the Owatonna/Glencoe System, which it will distribute to its partners. The limited partnership distribution of $5,628,750 represents $331 for each $500 limited partnership interest or $662 for each $1,000 invested in the Partnership.

  3) The estimated gain recognized from the sale of the Owatonna/Glencoe System and corresponding estimated distribution to limited partners as of March 31, 1998 have been computed as follows:

GAIN ON SALE:

Contract sales price..............................................  $11,750,000
Less:  Net book value of investment at March 31, 1998.............   (2,894,601)
       Brokerage fee..............................................     (293,750)
                                                                    -----------
Gain on sale......................................................  $ 8,561,649
                                                                    ===========
DISTRIBUTION TO PARTNERS:
Contract sales price..............................................  $11,750,000
Add:   Trade receivables, net.....................................      108,612
       Prepaid expenses...........................................      108,526
Less:  Trade accounts payable and accrued liabilities.............     (245,710)
       Subscribers prepayments....................................      (37,215)
                                                                    -----------
Adjusted cash received............................................   11,684,213
Less:  Outstanding debt to third parties..........................   (3,286,609)
       Brokerage fee..............................................     (293,750)
       Deferred cash flow distributions to General Partner........      (87,867)
Add:   Cash on hand available for distribution....................       89,013
                                                                    -----------
Cash available from sale proceeds.................................  $ 8,105,000
                                                                    -----------
Portion of sale proceeds to be held in a 90-day indemnity escrow..     (600,000)
                                                                    -----------
Cash available for distribution in 1998...........................  $ 7,505,000
                                                                    ===========
Limited partners' share...........................................  $ 5,628,750
                                                                    ===========
General Partner's share...........................................  $ 1,876,250
                                                                    ===========

                             AVAILABLE INFORMATION

  The Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the Partnership's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998 are being mailed to the limited partners of the Partnership together with this Proxy Statement.

                          INCORPORATION BY REFERENCE

  The Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the Partnership's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998 are incorporated by reference in their entirety in this Proxy Statement.

                            [JONES INTERCABLE LOGO]
                            9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112
                                     PROXY
  THIS PROXY IS SOLICITED ON BEHALF OF THE PARTNERSHIP BY THE GENERAL PARTNER

  The undersigned Limited Partner of Jones Cable Income Fund 1-A, Ltd., a Colorado limited partnership, hereby votes on the sale of the Partnership's Owatonna/Glencoe, Minnesota cable television system to Bresnan Communications Company, for a sales price of $11,750,000 in cash, subject to normal closing adjustments, pursuant to the terms and conditions of that certain Asset Purchase Agreement dated as of April 10, 1998, as follows:

      [_] CONSENTS        [_] WITHHOLDS CONSENT      [_] ABSTAINS

 (YOU MUST SIGN ON THE REVERSE SIDE OF THIS PROXY CARD FOR YOUR VOTE TO COUNT.)

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED SALE TRANSACTION.

                                            ALL OWNERS MUST SIGN EXACTLY AS
                                            NAME(S) APPEAR ON LABEL.

                                              When limited partnership
                                            interests are held by more than
                                            one person, all owners must sign.
                                            When signing as attorney, as
                                            executor, administrator, trustee
                                            or guardian, please give full
                                            title as such. If a corpo-ration,
                                            please sign in full corporation
                                            name by autho-rized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.

                                            DATED: ______________________, 1998

                                            ___________________________________
                                            Signature - Investor 1

                                            ___________________________________
                                            Signature - Investor 2

                                            ___________________________________
                                            Signature - Investor 3

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                            [JONES INTERCABLE LOGO]
                            9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112
                                     PROXY
  THIS PROXY IS SOLICITED ON BEHALF OF THE PARTNERSHIP BY THE GENERAL PARTNER

  The undersigned Limited Partner of Jones Cable Income Fund 1-A, Ltd., a Colorado limited partnership, hereby votes on the sale of the Partnership's Owatonna/Glencoe, Minnesota cable television system to Bresnan Communications Company, for a sales price of $11,750,000 in cash, subject to normal closing adjustments, pursuant to the terms and conditions of that certain Asset Purchase Agreement dated as of April 10, 1998, as follows:

      [_] CONSENTS        [_] WITHHOLDS CONSENT      [_] ABSTAINS

 (YOU MUST SIGN ON THE REVERSE SIDE OF THIS PROXY CARD FOR YOUR VOTE TO COUNT.)

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED SALE TRANSACTION.

                                                PLEASE SIGN EXACTLY AS NAME
                                                     APPEARS ON LABEL.

                                            DATED: ______________________, 1998

                                            ___________________________________
                                            Beneficial Owner Signature
                                            (Investor)

                                            ___________________________________
                                            Authorized Trustee/Custodian
                                            Signature

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.